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                                                                     EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
CNB Bancshares, Inc.:

We consent to the incorporation by reference in the below scheduled Form S-8 registration statements of our report dated January 14, 1999, and appearing on page 62 of the Annual Report to Shareholders, on the consolidated financial statements of CNB Bancshares, Inc. and subsidiaries incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1998.


                                                                COMMISSION
                                                                   FILE
                                                                  NUMBER
                                                                  ------

Indiana Bancshares, Inc.
  1990 Stock Option Plan                                         33-47898

CNB Bancshares, Inc. 1992 Incentive Stock Option Plan            33-45929

Citizens Incentive Savings Plan                                  33-41514

King City Federal Savings Bank 1986 Stock Option and
  Incentive Plan                                                 33-89658

King City Federal Savings Bank 1993 Stock Option and
  Incentive Plan                                                 33-89722

UF Bancorp, Inc. 1991 Stock Option and Incentive Plan            33-61685

CNB Bancshares, Inc. 1995 Stock Incentive Plan                   33-60431

CNB Bancshares, Inc. Associate Stock Option Plan                333-38907

Indiana Federal Corporation 1986 Stock Option and
  Incentive Plan                                                333-46837

National Bancorp Stock Option Plan                              333-55961



/s/ KPMG LLP
St. Louis, Missouri
March 24, 1999